                                                                     Exhibit 2.6

                                    FORM OF
                                CREDIT AGREEMENT


          THIS CREDIT AGREEMENT is dated as of November __, 1996 and is between TCI COMMUNICATIONS, INC., a Delaware corporation ("TCIC"), and TCI SATELLITE ENTERTAINMENT, INC., a Delaware corporation ("Satellite Company").


RECITALS:
--------

          A. Satellite Company was formed on June 21, 1996 for the purpose of owning and operating certain digital satellite businesses of Tele-Communications, Inc., a Delaware corporation ("TCI"). Satellite Company is a wholly owned indirect subsidiary of TCI. TCIC is a majority owned direct subsidiary of TCI.

          B. TCI plans to distribute as a dividend all of the issued and outstanding common stock of Satellite Company (the "Distribution") to the holders of Tele-Communications, Inc. Series A TCI Group Common Stock, $1.00 par value per share (the "Series A Common Stock"), and Tele-Communications, Inc. Series B TCI Group Common Stock, $1.00 par value per share (the "Series B Common Stock"). As a result of the Distribution, Satellite Company will cease to be a wholly owned subsidiary of TCI.

          C. TCIC has made intercompany loans to Satellite Company on the dates and in the principal amounts set forth on Exhibit A hereto (the "Initial Loans"). TCIC and Satellite Company desire to refinance $250,000,000 of the Initial Loans (the "Term Loan"), as provided in the Reorganization Agreement (defined below). Pursuant to the Reorganization Agreement, the remaining balances owed by Satellite Company to TCIC will be assumed by TCI and TCI will issue a promissory note to TCIC in the amount of the remaining balances.

          D. In order to provide Satellite Company with a source of financing after the Distribution, Satellite Company has requested that TCIC establish a revolving credit facility pursuant to which Satellite Company may obtain loans in an aggregate principal amount outstanding at any one time not exceeding $500,000,000 (the "Revolving Loans").

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                                                     Exhibit 2.6

                                  ARTICLE I.
                              CERTAIN DEFINITIONS

          "Annual Interest Expense" shall mean, for the 12 month period prior to the date of determination, the sum of (i) the amount of all interest on Funded Debt of the Satellite Company and its Subsidiaries on a consolidated basis which, without duplication, was paid or scheduled to be paid or accrued during such period, including, without limitation, in respect of the Loans and
(ii) all commitment or line of credit fees (no matter how designated) paid or scheduled or required to be paid by Satellite Company and its Subsidiaries to any lender in exchange for such lender's commitment to lend to Satellite Company and its Subsidiaries, including, without limitation, the Commitment Fee in respect of the Revolving Loans.

          "Annual Pro-Forma Interest Expense" shall mean, as of any date of determination, Pro-Forma Interest Expense for the four complete fiscal quarters immediately succeeding such date of determination.

          "Annualized Cash Flow" shall mean, as of any date of determination,
(a) Cash Flow of the Satellite Company and its Subsidiaries for the fiscal quarter ending on such date of determination multiplied by (b) four (4), less tax expense (net of deferred taxes), excluding all capital gains taxes resulting from the sale or other disposition of assets, of Satellite Company and its Subsidiaries for the period of four fiscal quarters ending on such date of determination.

          "Basic Subscriber" shall mean (a) each dwelling unit, including a separate apartment within an apartment building, in respect of which Satellite Company and its Subsidiaries are paid the full monthly price for their basic satellite services in accordance with standard basic rates generally charged by Satellite Company and its Subsidiaries in respect of such satellite system, none of which is more than sixty (60) days delinquent in its payment of basic service and (b) each Equivalent Subscriber.

          "Business Day" shall mean any day (other than a Saturday, Sunday or legal holiday in the State of Colorado or the State of New York) on which banks are open for business in New York, New York and Denver, Colorado.

          "Cash Flow" for Satellite Company and its Subsidiaries shall mean, for the period stated, Operating Income of Satellite Company and its Subsidiaries for such period, plus the sum of depreciation, amortization, and other non-cash charges (in each case to the extent deducted in determining such Operating Income) for such period (or less such amounts to the extent that deferred management fees or other non-cash charges become a non-cash contribution to such Operating Income); excluding all extraordinary or non-recurring items and calculated after giving effect to acquisitions, exchanges and dispositions of assets of Satellite Company and its Subsidiaries during such period as if such transactions had occurred on the first day of such period.

          "Closing Date" shall mean the date on which the Distribution is made to holders

                                                                     Exhibit 2.6

          of Series A Common Stock and Series B Common Stock.

          "Commitment Fee" shall have the meaning set forth in section 2.05.

          "Default" shall mean an event that with the giving of notice or the passage of time (or both) would constitute an Event of Default.

          "Distribution" shall have the meaning set forth in the recitals.

          "Equivalent Subscribers" shall mean all subscribers deemed to make up bulk subscribers (such as hotels and apartment buildings) of bulk basic subscription services offered in a satellite system, where the number of Equivalent Subscribers with respect to a bulk subscriber in such satellite system is deemed to consist of the number obtained by dividing the monthly revenues for such bulk subscriber by the average monthly basic subscription price for individual subscribers in such satellite system. "Equivalent Subscriber" shall mean each subscriber deemed to make up a bulk subscriber.

          "Event of Default or Events of Default" shall have the meanings set forth in Article VI.

          "Fulfillment Agreement" shall mean the agreement to be entered into as of the Closing Date, as such agreement may be amended from time to time, pursuant to which TCIC will provide certain customer fulfillment services to Satellite Company for the charges set forth in such agreement.

          "Funded Debt" of any Person or group of Persons shall mean all Indebtedness, determined on a consolidated basis, excluding Indebtedness constituting intercompany subordinated debt.

          "Indebtedness" shall mean, with respect to any Person, without duplication: (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, notes, debentures or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers incurred in the ordinary course of business), and (v) all obligations of such Person in respect of letters of credit and bankers acceptances. The term "Indebtedness" shall not include the obligation of any Person guaranteeing the Indebtedness of any other Person.

                                                                     Exhibit 2.6

          "Indemnification Agreements" shall mean the indemnification agreements, to be entered into as of the Closing Date, as such agreements may be amended from time to time, pursuant to which Satellite Company will indemnify TCI and/or certain of its subsidiaries against any cost or expense that TCI and/or such subsidiaries may incur by reason of certain guarantees and other contracts to which TCI is a party but which are for the benefit of Satellite Company.

          "Leverage Ratio" shall mean, as of any date of calculation, the ratio of Funded Debt of Satellite Company and its Subsidiaries to Annualized Cash Flow as of such date.

          "Loans" shall mean the Revolving Loans and the Term Loan.

          "Maturity Date" shall mean September 30, 2001.

          "Maximum Rate" shall have the meaning set forth in section 2.02(d).

          "Note or Notes" shall mean the promissory note or notes executed pursuant to the Term Loan or the Revolving Loans by Satellite Company as maker in favor of TCIC and in substantially the form of Exhibit B-1 (with respect to the Term Loan) and Exhibit B-2 (with respect to the Revolving Loans).

          "Operating Income" shall mean operating income as determined in accordance with generally accepted accounting principles and in a manner consistent with the calculation of operating income as set forth in Satellite Company's consolidated audited financial statements less, to the extent not deducted in connection with determination thereof, all management fees.

          "Person" shall mean any natural person, corporation, limited liability company, partnership, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Prepayment Notice" shall have the meaning set forth in Section
2.03(b).

          "Pro-Forma Debt Service" shall mean, in respect of Satellite Company and its Subsidiaries, the sum of all Annual Pro-Forma Interest Expense and scheduled principal payments, including the current maturities thereof, due on Funded Debt for the four complete fiscal quarters immediately succeeding the date of any determination thereof, but excluding, without duplication, Annual Pro-Forma Interest Expense and scheduled principal payments, in

                                                                     Exhibit 2.6

each case payable on short-term Funded Debt (including the current portion of long-term Funded Debt) that could be refinanced on the date of determination by Funded Debt under a committed credit facility under which there are sufficient unused commitments on such date of determination and as to which the conditions precedent to funding can be satisfied on such date of determination ("Substitute Long Term Funded Debt"), provided that the applicable scheduled payments of principal and interest with respect to such Substitute Long-Term Funded Debt are included in the calculation of Pro-Forma Debt Service.

          "Pro-Forma Interest Expense" shall mean, for any period for which a determination thereof is to be made, the sum of (i) the amount of all interest on Funded Debt of the Satellite Company and its Subsidiaries on a consolidated basis which, without duplication, is scheduled to be paid or will accrue during such period, including, without limitation, in respect of the Loans and (ii) all commitment or line of credit fees (no matter how designated) scheduled or required to be paid by Satellite Company and its Subsidiaries to any lender in exchange for such lender's commitment to lend to Satellite Company and its Subsidiaries, including, without limitation, the Commitment Fee in respect of the Revolving Loans, which is scheduled or required to be paid by Satellite Company and its Subsidiaries during such period. For purposes of calculating Pro-Forma Interest Expense (i) where any item of interest on any Funded Debt varies or depends upon a variable rate of interest, such rate shall be assumed to equal the rate in effect on the date of calculation thereof and (ii) the principal amount outstanding under any revolving or line of credit facility shall be assumed to be the outstanding principal balance thereunder on the last day of the fiscal quarter immediately preceding the period in respect of which the calculation of Pro-Forma Interest Expense is being determined.

          "Reorganization Agreement" shall mean the reorganization agreement entered into by TCI, TCIC, Satellite Company and other TCI subsidiaries on or before the Closing Date.

          "Revolving Loan Commitment" shall mean $500,000,000 principal amount, as such amount may be adjusted from time to time pursuant to Section 2.04.

          "Revolving Loan Commitment Termination Date" shall mean the date on which the commitment of TCIC to make Revolving Loans under this Agreement shall terminate in

                                                                     Exhibit 2.6

accordance with Section 2.04.

          "Revolving Loans" shall have the meaning set forth in the recitals.

          "Satellite Company" shall have the meaning set forth in the recitals.

          "Series A Common Stock" shall have the meaning set forth in the recitals.

          "Series B Common Stock" shall have the meaning set forth in the recitals.

          "Subsidiary" shall mean (with respect to any Person) any corporation, limited liability company, partnership or joint venture, whether now existing or hereafter organized or acquired in which: (i) (in the case of a corporation) securities having a majority of the voting power in the election of directors (excluding for these purposes securities that entitle the holder to vote only upon the occurrence of a contingency) are at the time owned, directly or indirectly, by such Person and/or one or more of its Subsidiaries, or (ii) (in the case of a limited liability company, partnership or joint venture): (y) the managing general partner is such Person or one or more of its Subsidiaries, or
(z) a majority of the ownership interests are owned, directly or indirectly, by such Person or one or more of its Subsidiaries.

          "TCI" shall have the meaning set forth in the recitals.

          "TCIC" shall have the meaning set forth in the recitals.

          "Term Loan" shall have the meaning set forth in the recitals.

          "Transition Services Agreement" shall mean the agreement to be entered into as of the Closing Date, as such agreement may be amended from time to time, pursuant to which TCI will provide, among other things, certain services to Satellite Company for the charges set forth in such agreement.

          "Unused Portion of the Revolving Loan Commitment" shall mean, as of any date, the Revolving Loan Commitment as of such date less the aggregate unpaid principal amount of all Revolving Loans outstanding as of such date.


                                 ARTICLE II.
                                 THE LOANS

                                                                     Exhibit 2.6


          SECTION 2.01  Revolving Loans and the Term Loan.
                        ---------------------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, TCIC agrees to originate the Revolving Loans on a revolving credit basis to Satellite Company, from time to time, from the Closing Date until the Revolving Loan Commitment Termination Date, at such time and in such amounts as Satellite Company shall request, in an aggregate principal amount at any time outstanding not in excess of the Revolving Loan Commitment. Upon the terms and subject to the conditions set forth in this Agreement, Satellite Company may borrow, repay and reborrow funds from TCIC.

          (b) In order to effect a borrowing under the Revolving Loan Commitment, Satellite Company shall give TCIC irrevocable written notice not less than three Business Days before a requested borrowing. Such notice shall in each case be signed by an authorized officer and shall refer to this Agreement and specify: (i) the amount of the requested borrowing under this Agreement, (ii) the date (which shall be a Business Day) on which Satellite Company is to receive the proceeds of such borrowing, and (iii) that all conditions to such borrowing set forth in Article IV of this Agreement have been satisfied. Satellite Company shall be deemed to be making, as of the date of the delivery of the borrowing notice, the representations and warranties contained in Article III of this Agreement by the act of delivering such borrowing notice to TCIC.

          (c) The Revolving Loans made by TCIC shall be evidenced by the Notes (which shall be in the form of Exhibit B-2) duly executed on behalf of Satellite Company. TCIC shall endorse on the schedule attached to the Notes, or otherwise record in its internal records, an appropriate notation evidencing the date and amount of each Revolving Loan, each payment and prepayment of the principal amount of any Revolving Loan and other information provided for on such schedule; provided, however, that the failure of TCIC to make such a notation or
          --------  -------
any error in such notation shall not affect the obligation of Satellite Company to repay the Revolving Loans in accordance with the terms of this Agreement and the Notes.

          (d) The Term Loan shall be governed by the terms and conditions of this Agreement and the promissory note which shall be executed on the Closing Date in the form of Exhibit B-1. Interest shall accrue on the principal amount of the Term Loan from the Closing Date.

          SECTION 2.02  Interest on Loans.
                        -----------------

          (a) Subject to Section 2.02(d) below, the principal amount of each Loan

                                                                     Exhibit 2.6

shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to 10%. Accrued interest shall compound semi-annually until paid.

          (b) Interest on each Loan shall be due and payable on the date the principal amount of such Loan is prepaid, upon acceleration of such Loan, or upon the Maturity Date.

          (c) If Satellite Company shall default in the payment of the principal of, or interest on any Loan, or on any other amount becoming due hereunder, by scheduled maturity or acceleration, Satellite Company shall, on demand from time to time from TCIC, pay interest, to the extent permitted by law, on such defaulted amount up to the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the interest rate then in effect pursuant to Section 2.02(a) above plus 2%.

          (d) All agreements between Satellite Company and TCIC are expressly limited so that in no contingency or event whatsoever shall the interest paid or agreed to be paid to TCIC for the use, forbearance, or detention of the indebtedness evidenced by the Notes exceed the maximum rate permissible under applicable law (the "Maximum Rate"). If from any circumstance TCIC should ever receive an amount which would represent interest in excess of the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal amount owing under the Notes and not to the payment of interest. In determining whether the interest paid or payable, under any contingency, exceeds such Maximum Rate, Satellite Company and TCIC shall to the maximum extent permitted by applicable law: (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the full term of the Notes so that the actual rate of such interest does not exceed such Maximum Rate; or (iv) allocate interest between portions of the debt evidenced hereby so that no portion of such debt shall bear interest at a rate greater than such Maximum Rate. For purposes of the Notes, the term "applicable law" shall mean that law in effect from time to time and applicable to the credit transaction between Satellite Company and TCIC which lawfully permits the charging and collection of the highest permissible, lawful, non-usurious rate of interest on such transaction and the Notes, including laws of the State of Colorado and, to the extent controlling, laws of the United States of America.

          SECTION 2.03  Payment; Maturity; Prepayment; Indemnity.
                        ----------------------------------------

          (a) Unless accelerated hereunder, the principal amount of each Loan,

                                                                     Exhibit 2.6

together with all interest accrued thereon, shall be due and payable on the Maturity Date.

          (b) Satellite Company shall have the right, at any time and from time to time, to prepay any Loan, in whole or in part, without premium or penalty, upon giving written notice (a "Prepayment Notice") to TCIC at least three Business Days prior to such prepayment. Each Prepayment Notice shall specify the principal amount of each Loan (or portion thereof) to be prepaid and the date of prepayment and shall commit Satellite Company to prepay such borrowing on the date specified therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

          (c) Upon the closing of any equity or debt financing by Satellite Company, the Term Loan and the Revolving Loans will be immediately due and payable in the amount of the proceeds raised by such equity financing or the borrowings available under the commitments obtained in connection with such debt financing. Satellite Company shall give three Business Days notice of the closing date of such equity or debt financing and shall deliver the Prepayment Notice referred to in section 2.03(b) above. Any such prepayment under this section 2.03(c) shall be applied first to any amounts outstanding under the Term Loan and then shall be applied towards amounts outstanding under the Revolving Loans. Any prepayments under this section 2.03(c) may not be reborrowed, and pursuant to section 2.04(a), will effect a reduction in the Revolving Loan Commitment.

          SECTION 2.04  Reduction and Termination of Revolving Loan Commitment.
                        ------------------------------------------------------

          (a) Any prepayments on the Revolving Loans under section 2.03(c) shall immediately and irrevocably reduce the Revolving Loan Commitment by the principal amount so prepaid.

          (b) Upon at least three Business Days prior irrevocable written notice to TCIC, Satellite Company may at any time in whole or, from time to time, in part permanently reduce the amount of the Revolving Loan Commitment.

          (c) The Revolving Loan Commitment shall terminate on the earlier to occur of: (i) the Maturity Date, (ii) prepayment under section 2.04(a), or (iii) an Event of Default.

          SECTION 2.05  Facility Fees.  As additional compensation to TCIC in
                        -------------
connection with this Agreement and the Revolving Loans, Satellite Company shall pay to TCIC a commitment fee (the "Commitment Fee") equal to .375% per annum on the average daily Unused Portion of the Revolving Loan Commitment, for the period commencing on the Closing Date through and including the Revolving Loan Commitment Termination Date. The

                                                                     Exhibit 2.6

Commitment Fee shall be computed on the basis of a 360-day year for actual days elapsed and shall be payable annually, in arrears, on each anniversary of the Closing Date, and on the Revolving Loan Commitment Termination Date.

          SECTION 2.06  No Security.  The Loans made by TCIC under this
                        -----------
Agreement shall be unsecured.


                                 ARTICLE III.
                        REPRESENTATIONS AND WARRANTIES


          SECTION 3.01  Mutual Representations and Warranties.  As an inducement
                        -------------------------------------
to enter into this Agreement, each party represents to and agrees with the other that:

          (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, lease and operate its properties, to carry on its business as presently conducted and to carry out the transactions contemplated by this Agreement.

          (b) it has duly and validly taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement (and, with respect to Satellite Company, the Notes).

          (c) this Agreement (and, with respect to Satellite Company, the Notes) has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms.

          (d) none of the execution and delivery of this Agreement (and, with respect to Satellite Company, the Notes) or the compliance with any of the provisions of this Agreement (and, with respect to Satellite Company, the Notes) will (i) conflict with or result in a breach of any provision of its corporate charter or by-laws, (ii) breach, violate or result in a default under any of the terms of any agreement or other instrument or obligation (including, without limitation, those in respect of Indebtedness) to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries' properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to it or any of its Subsidiaries or affecting any of its or any of its Subsidiaries' properties or assets.

                                                                     Exhibit 2.6

                                  ARTICLE IV.
                             CONDITIONS OF LENDING


          SECTION 4.01  Conditions Precedent.  The obligation of TCIC to make a
                        --------------------
Loan hereunder on any date shall be subject to the satisfaction of TCIC with the fulfillment of the following conditions precedent:

          (a) TCIC shall have received a notice of such borrowing as required by
Section 2.01(b).

          (b) The representations and warranties of Satellite Company set forth in Article III shall be true and correct with the same effect as though made on and as of such date.

          (c) Satellite Company shall be in compliance with all of the terms and conditions of this Agreement (including the Notes), and at the time of, and immediately after such borrowing no Default or Event of Default shall have occurred and be continuing.

          (d) Satellite Company shall be in compliance, in all material respects and subject to all applicable cure periods contained therein, with all of the terms and conditions of the Indemnification Agreements, the Transition Services Agreement, the Reorganization Agreement and the Fulfillment Agreement.

          (e) TCIC shall have received from Satellite Company such additional information and materials as TCIC shall have reasonably requested, and all proceedings and documents in connection with any Loan shall be satisfactory to counsel (which may be in-house counsel) for TCIC.


                                 ARTICLE V.
                                 COVENANTS


          Satellite Company covenants and agrees with TCIC that, so long as this Agreement shall remain in effect, or the principal of, or interest on any Loan or any other amount payable hereunder shall be unpaid:

          SECTION 5.01  Corporate Existence.
                        -------------------

                                                                     Exhibit 2.6


          It will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

          SECTION 5.02  Businesses and Properties.
                        -------------------------

          It will, and will cause each of its Subsidiaries to, at all times do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all laws and regulations applicable to the operation of such business whether now in effect or hereafter; take all action which may be required to obtain, preserve, renew and extend all licenses, permits and other authorizations which may be material to the operation of such business; and at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition.

          SECTION 5.03  Obligations and Taxes.
                        ---------------------

          It will, and will cause each of its Subsidiaries to, pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to material liens or charges upon such properties or any part thereof; provided, however, that neither Satellite Company nor any Subsidiary
         --------  -------
shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Satellite Company or any such Subsidiary shall, to the extent required by generally accepted accounting principles applied on a consistent basis, have set aside on its books adequate reserves with respect thereto.

          SECTION 5.04  Financial Statements; Reports, etc.
                        -----------------------------------

          It will furnish to TCIC:

          (a) promptly after the same become publicly available, copies of such annual, periodic and other reports, and such proxy statements and other information, as shall be filed by Satellite Company with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation, copies of the annual report and the

                                                                     Exhibit 2.6

information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which Satellite Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided; however, Satellite Company shall be permitted to deliver its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q at the same times Satellite Company is required to file the corresponding certificate described in section 5.04 (b) below.

          (b) within 60 days after the end of each of the first three fiscal quarters and within 120 days after the end of the last fiscal quarter of Satellite Company, a certificate of the Chief Financial Officer of Satellite Company certifying that to the best of his knowledge no Default or Event of Default has occurred, and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; and

          (c) promptly, from time to time, such other information regarding the affairs, operations or condition (financial or otherwise) of Satellite Company or any of its Subsidiaries as TCIC may reasonably request and which is capable of being obtained, produced or generated by Satellite Company or any of its Subsidiaries.

          SECTION 5.05  Litigation and Other Notices.
                        ----------------------------

          It will give TCIC prompt written notice of the following:

          (a) the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans or invalidating, or having the effect of invalidating, any provision of this Agreement or the Notes, or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint;

          (b) the filing or commencement of any action, suit or proceeding against Satellite Company or any of its Subsidiaries, whether at law or in equity or by or before any court or any Federal, state, municipal, foreign or other governmental agency or authority as to which there is a reasonable possibility of an adverse determination and which, if adversely determined against the Satellite Company or any such Subsidiary, could materially impair the ability to perform its obligations under this Agreement or the Notes or to carry on business substantially as then conducted or materially and adversely affect the business, assets, operations, prospects or condition (financial or otherwise) of Satellite Company and its Subsidiaries (considered as a whole);

                                                                     Exhibit 2.6

          (c) any Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto; and

          (d) any event or condition which would permit the holder or obligee of any Indebtedness of Satellite Company or any of its Subsidiaries in an aggregate amount in excess of $5,000,000 to accelerate the maturity of such Indebtedness.

          SECTION 5.06  Maintaining Records; Access to Properties and
                        ---------------------------------------------
                        Inspections.
                        -----------

          It will, and will cause each of its Subsidiaries to, maintain financial records in accordance with generally accepted accounting practices and, upon reasonable notice, at all reasonable times and as often as TCIC may request, permit any authorized representative designated by TCIC to visit and inspect the properties and financial records of Satellite Company and its Subsidiaries, and to make extracts from such financial records at TCIC's expense, and permit any authorized representative designated by TCIC to discuss the affairs, finances and condition of Satellite Company or any such Subsidiary with Satellite Company's or any such Subsidiary's Chief Financial Officer and such other officers as Satellite Company or any such Subsidiary shall deem appropriate and Satellite Company's or any such Subsidiary's independent public accountants.

          SECTION 5.07  Sales of Assets.
                        ---------------

          It will not, in one transaction or any series of related transactions, sell, transfer or otherwise dispose of any asset or permit any Subsidiary so to do (other than sales of inventory in the ordinary course of business), including, without limitation, any stock or securities, without the prior written consent of TCIC to such sale, transfer or disposition and the terms thereof; provided, however, that, so long as no event has occurred which
         -----------------
constitutes a Default or an Event of Default, no such consent shall be required for any sale of any assets of any Subsidiary (including any stock or securities issued by such Subsidiary and held by Satellite Company or any of its Subsidiaries) so long as the aggregate consideration payable to the seller in respect of such sale is in an amount not less than the fair market value of such assets.

          SECTION 5.08  Consolidations and Mergers.
                        --------------------------

          It will not merge into or consolidate or combine with any other Person, without the prior written consent of TCIC.

          SECTION 5.09  Dividends, etc.
                        --------------

                                                                     Exhibit 2.6

          It will not declare or pay any dividend or make any distribution on its capital stock (other than dividends or distributions payable in common stock), or purchase, redeem or otherwise acquire or retire for value any capital stock of Satellite Company or permit any Subsidiary to purchase, redeem or otherwise acquire or retire for value any capital stock of Satellite Company.

          SECTION 5.10  Use of Proceeds.
                        ---------------

          Satellite Company shall use the proceeds of the Revolving Loans for only the following purposes: (i) to fund working capital needs; (ii) to fund capital expenditures contemplated by the October 1996 business plan of Satellite Company (a copy of which is attached hereto as Exhibit C); (iii) to fund up to $75,000,000 of capital expenditures and investments (other than expenditures for acquisition transactions) which were not contemplated by the October 1996 business plan of Satellite Company; and (iv) to fund the Commitment Fees payable under this Agreement.

          SECTION 5.11  Subscriber Targets.
                        ------------------

          Satellite Company shall maintain the minimum number of Basic Subscribers indicated in the table below at the end of each indicated period:

                Period                          Basic Subscribers
                ------                          -----------------
                12/31/96                        629,000
                 3/31/97                        693,000
                 6/30/97                        775,000
                 9/30/97                        857,000
                12/31/97                        921,000

          SECTION 5.12  Financial Covenants.
                        -------------------

          (a)  Indebtedness to Basic Subscriber Ratio.  From the Closing Date
               --------------------------------------
through December 31, 1997, Satellite Company shall not incur Indebtedness in an amount that would exceed at the time of calculation $600 per Basic Subscriber.

          (b)  Leverage Ratio.  Satellite Company shall maintain at all times
               --------------
during each period specified below a Leverage Ratio of not more than:

                                                                     Exhibit 2.6

          Period                   Ratio
          ------                   -----

          1/1/98-3/31/98           7.75x
          4/1/98-6/30/98           7.25x
          7/1/98-9/30/98           7.0x
          10/1/98-12/31/98         6.75x
          1/1/99-6/30/99           6.5x
          7/1/99-12/31/99          6.0x
          1/1/00-6/30/00           5.5x
          7/1/00-12/31/00          5.0x
          Thereafter               4.5x

          (c)  Annualized Cash Flow/Annual Interest Expense Ratio.  Satellite
               -----------------------------------------------------
Company shall maintain at all times during each period specified below a ratio of Annualized Cash Flow to Annual Interest Expense of not less than:

          Closing Date-12/31/98    1.75x
          Thereafter               2.00x

          (d)  Annualized Cash Flow/Pro-Forma Debt Service Ratio.  Satellite
               -------------------------------------------------
Company shall maintain at all times a ratio of Annualized Cash Flow to Pro-Forma Debt Service of not less than 1.10 to 1 until the Maturity Date or prepayment of the Loans.

          SECTION 5.13  Debt or Equity Financing.
                        ------------------------

          Satellite Company shall use its best efforts to consummate an equity or debt financing as soon as practicable in an amount sufficient to repay all amounts due and owing under the Loans and, in the case of bank financing, in an amount sufficient to replace the Revolving Loan Commitment hereunder.


                                  ARTICLE VI.
                                   DEFAULTS


          If any one or more of the following events ("Events of Default") shall occur and be continuing, TCIC may by notice to Satellite Company terminate the Revolving Loan

                                                                     Exhibit 2.6

Commitment and/or declare the entire unpaid balance of the principal of, and interest on any outstanding Loans to be forthwith due and payable, and thereupon the same and any unpaid Commitment Fees and all other liabilities of Satellite Company accrued hereunder shall immediately become due and payable without further act, except that in the case of the occurrence of an Event of Default described in Section 6.05, the Revolving Loan Commitment shall automatically terminate and the unpaid balance of the principal of, and interest on all of the outstanding Loans and any unpaid Commitment Fees and all other liabilities of Satellite Company accrued hereunder shall automatically become due and payable without any requirement of notice. Except for the notice provided for in the immediately preceding sentence, Satellite Company hereby expressly waives any presentment, demand, protest, notice of protest or other notice of any kind.

          SECTION 6.01  Failure to Pay.
                        --------------

          (a) Failure by Satellite Company to make any payment of principal on or interest on the Loans when due, whether at maturity or at a date fixed for prepayment or otherwise; provided, however, that no event of default shall be
                         --------  -------
deemed to occur upon a failure by Satellite Company to pay an optional prepayment under section 2.03(b); or

          (b) Failure by Satellite Company to pay the Commitment Fee in full within five (5) days of the date such payment is due.

          SECTION 6.02  Breach of Covenants.
                        -------------------

          (a) Failure by Satellite Company to perform or observe any of the agreements or covenants of Satellite Company set forth in Sections 5.01, 5.03, 5.07, 5.08, 5.09, 5.10, 5.11, or 5.12; or

          (b) Failure by Satellite Company to perform or observe any other term, covenant, or condition of this Agreement which shall remain unremedied for a period of thirty days after TCIC shall have notified Satellite Company of such failure.

          SECTION 6.03  Breach of Debt Instrument.  A default by Satellite
                        -------------------------
Company or any of its Subsidiaries in the payment of, principal of, or interest on any Indebtedness in excess of $5,000,000, or the failure to observe or perform any other agreement or condition relating to any such Indebtedness, or the occurrence or failure to occur of any other event or condition, so that, as a result of such default, failure to observe or perform, occurrence or failure to occur, such Indebtedness is accelerated or may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable, unless prior to

                                                                     Exhibit 2.6

the exercise by TCIC of any of its remedies hereunder (including acceleration of the maturity of the Loans): (i) such default, failure to observe or perform, occurrence or failure to occur has been cured in full or unconditionally waived with the result that the payment of such Indebtedness may not thereafter be accelerated on the basis thereof, or (ii) such declaration of acceleration has been rescinded or annulled on terms satisfactory to TCIC, or (iii) Satellite Company or such Subsidiary, as the case may be, shall have contested such declaration of acceleration in good faith and by appropriate proceedings and have obtained and thereafter maintained the stay of such acceleration and all consequences thereof that would have a material adverse effect on Satellite Company and its Subsidiaries (considered as a whole) or the rights of TCIC hereunder.

          SECTION 6.04  Breach of Representation.  Any representation or
                        ------------------------
warranty made by Satellite Company to TCIC in this Agreement, or in connection with the making of any Loan, or in any certificate or other document furnished by Satellite Company at any time under or in connection with this Agreement, shall prove to have been false in any material respect when made.

          SECTION 6.05  Bankruptcy, Etc.  Satellite Company shall make an
                        ---------------
assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, suffer an order for relief under any federal bankruptcy law, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, which remains undismissed for a period of thirty (30) days or more; or Satellite Company, by any act or omission, shall indicate its consent to, approval of, or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more.

          SECTION 6.06  Judgments, Etc.  Any judgment against Satellite Company
                        --------------
or any of its Subsidiaries for any amount in excess of $5,000,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more.

          SECTION 6.07  Material Adverse Changes.  A material adverse change in
                        ------------------------
the business, assets, operations, prospects or condition (financial or otherwise) of Satellite Company and any of its Subsidiaries, taken as a whole shall have occurred.

                                                                     Exhibit 2.6


                                 ARTICLE VII.
                                 MISCELLANEOUS


          SECTION 7.01  Severability.  If any term, provision, covenant or
                        ------------
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In the event that any such term, provision, covenant or restriction is so held to be invalid, void or unenforceable, the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision or restriction.

          SECTION 7.02  Assignment.  This Agreement shall not be assignable, in
                        ----------
whole or in part, directly or indirectly, by operation of law or otherwise, by Satellite Company without the prior written consent of TCIC, and any attempt by Satellite Company to assign any rights or obligations arising under this Agreement without such consent shall be void. TCIC may assign the Notes in whole or in part. TCIC may assign this Agreement with the prior written consent of Satellite Company, which consent shall not be unreasonably withheld. The provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by TCIC and Satellite Company and their respective successors (subject, as to Satellite Company, to the first sentence above) and permitted assigns.

          SECTION 7.03  Further Assurances.  Subject to the provisions hereof,
                        ------------------
each of TCIC and Satellite Company shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each of TCIC and Satellite Company shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating thereto, comply with all applicable laws, regulations, orders and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority and promptly provide the other with all such information as the other may reasonably request in order to be able to comply with the provisions of this sentence.

                                                                     Exhibit 2.6

          SECTION 7.04  Parties in Interest.  Nothing in this Agreement
                        -------------------
expressed or implied is intended or shall be construed to confer any right or benefit upon any person, firm or corporation other than TCIC and Satellite Company and their respective successors (subject, as to Satellite Company, to the first sentence of Section 7.02) and permitted assigns.

          SECTION 7.05  Waivers, Etc.  No failure or delay on the part of TCIC
                        ------------
in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by TCIC therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          SECTION 7.06  Setoff.  All payments to be made by Satellite Company
                        ------
under this Agreement shall be made without setoff, counterclaim or withholding, all of which are expressly waived.

          SECTION 7.07  Confidentiality.  Subject to any contrary requirement of
                        ---------------
law and the right of each party to enforce its rights hereunder in any legal action, each party shall keep strictly confidential and shall cause its employees and agents to keep strictly confidential, any information which it or any of its agents or employees may acquire pursuant to, or in the course of performing its obligations under, any provision of this Agreement; provided,
                                                                   --------
however, that such obligation to maintain confidentiality shall not apply to
-------
information which (x) at the time of disclosure was in the public domain not as a result of acts by the receiving party or (y) was in the possession of the receiving party at the time of disclosure.

          SECTION 7.08  Entire Agreement.  This Agreement (including the
                        ----------------
Exhibits hereto) and the Notes contain the entire understanding of the parties with respect to the transactions contemplated hereby.

          SECTION 7.09  Headings.  Descriptive headings are for convenience only
                        --------
and shall not control or affect the meaning or construction of any provision of this Agreement.

          SECTION 7.10  Counterparts.  For the convenience of the parties, any
                        ------------
number of counterparts of this Agreement may be executed by the parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

                                                                     Exhibit 2.6

          SECTION 7.11  Notices.  All notices and other communications provided
                        -------
for herein or made hereunder shall be in writing and shall be hand delivered, telecopied or mailed to the intended recipient at the telephone number or address specified below:

               Satellite Company:  TCI Satellite Entertainment, Inc.
                                   8085 S. Chester Street, Suite 300
                                   Englewood, Colorado  80112
                                   Attn:  Chief Financial Officer

                                   Facsimile:  (303) 712-4973

               With a copy similarly addressed:  Attention:  Legal Department

               TCIC:               TCI Communications, Inc.
                                   5619 DTC Parkway
                                   Englewood, Colorado  80111
                                   Attn:  Treasurer

                                   Facsimile:  (303) 488-3200

               With a copy similarly addressed:  Attention:  Legal Department or to such other telephone number or address as shall be designated by such party in a notice to the other party. All notices and other communications hereunder shall be deemed delivered and received: (i) in the case of a telecopy, when transmitted by telecopier, answer back received, (ii) in the case of personal delivery, when delivered, and (iii) in the case of a mailing, three Business Days after deposited in the mails (registered or certified mail, return receipt requested, postage prepaid), in each case given or addressed as aforesaid. Telephonic notice may be given, provided it is promptly confirmed by the sender by telecopy as aforesaid.

          SECTION 7.13  Governing Law.  This Agreement shall be governed by and
                        -------------
construed and enforced in accordance with the laws of the State of Colorado applicable to contracts made and to be performed therein.

                                                                     Exhibit 2.6

          IN WITNESS WHEREOF, TCIC and Satellite Company have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.

                         TCI COMMUNICATIONS, INC.



                         -------------------------------
                         By:
                         Title:



                         TCI SATELLITE ENTERTAINMENT, INC.



                         -----------------------------------------
                         By:
                         Title:

                                                                     Exhibit 2.6

                                   EXHIBIT A
                                 Initial Loans


Principal Amount                                             Date of Loan
------------------                                           ------------

                                                                     Exhibit 2.6


                                  EXHIBIT B-1

                            FORM OF TERM LOAN NOTE
                            ----------------------

$250,000,000                                              Englewood, Colorado
                                                            ___________, 1996


          FOR VALUE RECEIVED, effective as of the date first above written, the undersigned, TCI SATELLITE ENTERTAINMENT, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of TCI COMMUNICATIONS, INC., a Delaware corporation, or assigns ("Lender"), at the principal executive office of Lender, the principal sum of TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000), in lawful money of the United States of America in immediately available funds, and to pay interest from the date first above specified on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on the dates determined pursuant to the Credit Agreement, dated as of _______, 1996, by and between Borrower and Lender (the "Agreement").

          The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from the due date at a rate or rates determined as set forth in the Agreement.

          The Borrower hereby waives diligence, presentment, demand, protest and notice (except for the notice required by section 6.01 of the Agreement) of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

          All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation
--------  -------
or any error in such a notation shall not affect the obligations of the Borrower under this Note.

          In the event of any action at law or suit in equity with respect to this Note, the Borrower, in addition to all other sums which it may be required to pay hereunder, will pay a reasonable sum for attorneys' fees incurred by the holder hereof in connection with such action or suit and all other costs of collection.

                                                                     Exhibit 2.6

          This Note is one of the Notes referred to in the Agreement and is entitled to the benefits, and is subject to the terms, set forth therein, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of Colorado and any applicable laws of the United States of America.


                              TCI SATELLITE ENTERTAINMENT, INC.



                              By:
                                 --------------------------------


                              Title:
                                    -----------------------------

                                                                     Exhibit 2.6


                                   SCHEDULE

                              LOANS AND PAYMENTS

--------------------------------------------------------------
                      Payments
                      ---------
--------------------------------------------------------------

                                            Unpaid    Name of
                                           Principal   Person
         Amount and                         Balance    Making
Date    Type of Loan  Principal  Interest   of Note   Notation
------  ------------  ---------  --------  ---------  --------
--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

                                                                     Exhibit 2.6

                                 EXHIBIT B-2

                          FORM OF REVOLVING LOAN NOTE
                          ---------------------------

$500,000,000                                              Englewood, Colorado
                                                            ___________, 1996


          FOR VALUE RECEIVED, effective as of the date first above written, the undersigned, TCI SATELLITE ENTERTAINMENT, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of TCI COMMUNICATIONS, INC., a Delaware corporation, or assigns ("Lender"), the lesser of the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) and the aggregate unpaid principal amount of the outstanding Revolving Loans to the Borrower from the Lender pursuant to the Credit Agreement, dated as of _________, 1996, by and between the Borrower and the Lender (as the same may be amended or otherwise modified from time to time, the "Agreement"), in lawful money of the United States of America, in immediately available funds, and to pay interest from the date first above specified on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on the dates determined pursuant to the Agreement.

          The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from the due date at a rate or rates determined as set forth in the Agreement.

          The Borrower hereby waives diligence, presentment, demand, protest and notice (except for the notice required by section 6.01 of the Agreement) of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

          All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records;

provided, however, that the failure of the holder hereof to make such a notation
--------  -------
or any error in such a notation shall not affect the obligations of the Borrower under this Note.

          In the event of any action at law or suit in equity with respect to this Note, the Borrower, in addition to all other sums which it may be required to pay hereunder, will pay a

                                                                     Exhibit 2.6

reasonable sum for attorneys' fees incurred by the holder hereof in connection with such action or suit and all other costs of collection.

          This Note is one of the Notes referred to in the Agreement and is entitled to the benefits, and is subject to the terms, set forth therein, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of Colorado and any applicable laws of the United States of America.


                              TCI SATELLITE ENTERTAINMENT, INC.



                              By:
                                 -----------------------------------------

                              Title:
                                    --------------------------------------

                                                                     Exhibit 2.6


                                   SCHEDULE


                              LOANS AND PAYMENTS

--------------------------------------------------------------

                      Payments
                      ---------
--------------------------------------------------------------
                                            Unpaid    Name of
                                           Principal   Person
         Amount and                         Balance    Making
Date    Type of Loan  Principal  Interest   of Note   Notation
------  ------------  ---------  --------  ---------  --------
--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

                                                                     Exhibit 2.6

                                   EXHIBIT C
                        Satellite Company Business Plan

                                       30